                                                                    EXHIBIT 10.6

                              LICENSE AGREEMENT
                              -----------------

         This Agreement ("Agreement") is entered into effective as of May 21, 1993 (the "Effective Date"), by and between Target Therapeutics, Inc., a Delaware corporation with an office at 47201 Lakeview Boulevard, Fremont, California 94537 ("Target"), and CaRDiMa, Inc., a Delaware corporation with an office at 47201 Lakeview Boulevard, Fremont, California 94537 ("CaRDiMa").

         WHEREAS, Target has developed catheter, coil and guidewire technology that it utilizes principally in the areas of interventional radiology and neuroradiology;

         WHEREAS, Target's desire to have such technology developed primarily for use in cardiac electrophysiology applications has led to the formation of a subsidiary called CaRDiMa, Inc.;

         WHEREAS, Target is willing to license such technology to CaRDiMa primarily for use in cardiac electrophysiology applications, and CaRDiMa is willing to obtain such license to such technology;

         NOW, THEREFORE, in consideration of the mutual covenants set forth herein, Target and CaRDiMa agree as follows:

1.       Definitions.
         -----------

         1.1 "Target Technology" shall mean the Target Patent Rights and Target Know-How existing as of the Effective Date, and during the period from the Effective Date to the expiration of the Technology Inclusion Period.

         1.2 "Target Patent Rights" shall mean (i) all patents owned by Target (other than 4,832,047, [***])and (ii) all patent applications owned by Target, and all U.S. and foreign patents issuing therefrom, including any additions, continuations or continuations-in-part, divisions, reissues or extensions thereof, and (iii) all patents licensed by Target from third party licensors; but in each case only to the extent that Target is permitted to sublicense such patents to CaRDiMa.

         1.3 "Target Know-How" shall mean all Target trade secrets and other confidential information, including, without limitation, design data and information, formulations, specifications, developments, techniques, methods, processes, apparatus, products and other information and data, whether or not patentable, relating to the design, manufacture, assembly and use of Target's catheters, guidewires and coils.

         1.4 "CaRDiMa Technology" shall mean the CaRDiMa Patent Rights and CaRDiMa Know-How owned by CaRDiMa during the period from the Effective Date to the expiration of the Technology Inclusion Period.

                     [*] CONFIDENTIAL TREATMENT REQUESTED

         1.5 "CaRDiMa Patent Rights" shall mean (i) all patents owned by CaRDiMa, and (ii) all patent applications owned by CaRDiMa, and all U.S. and foreign patents issuing therefrom, including any additions, continuations or continuations-in-part, divisions, reissues or extensions thereof, which patents and patent applications relate to development and improvement by CaRDiMa of the Target Technology or which relate to new technology developed by CaRDiMa for use in the CaRDiMa Field or the Cardiology Field.

         1.6 "CaRDiMa Know-How" shall mean all CaRDiMa trade secrets and other confidential information, including, without limitation, design data and information, formulations, specifications, developments, techniques, methods, processes, apparatus, products and other information and data, whether or not patentable, which relate to development and improvement by CaRDiMa of the Target Technology or which relate to new technology developed by CaRDiMa for use in the CaRDiMa Field or the Cardiology Field.

         1.7 "Technology Inclusion Period" shall mean that period during the term of this Agreement after the Effective Date and prior to the date [***] after the Effective Date.

         1.8 "Substantial Improvement" shall mean any modification, improvement or enhancement by CaRDiMa of Target Technology incorporated in a particular product that results in a material change in the function, purpose or application of such product.

         1.9 "CaRDiMa Field" shall mean the diagnosis and treatment of irregularities or disease related to the production of electrical currents by human tissues or organs, the proper function of such electrical currents and the human tissues and organs affected by such electrical currents (a) in the heart and (b) elsewhere in the body, other than in the central nervous system (including the brain).

         1.10 "Target Field" shall mean neurology (including, without limitation, the diagnosis and treatment of epilepsy), interventional neuroradiology, interventional radiology, diagnosis and treatment of male and female reproductive disorders, and design, development, manufacture and sale of vascular prostheses, including, without limitation, stents and grafts.

         1.11 "Cardiology Field" shall mean the diagnosis and treatment of diseases of the heart, other than the diagnosis or treatment of malfunctions or diseases of the coronary vasculature by use of a catheter system employing a balloon, which excepted applications shall include percutaneous coronary angioplasty.

         1.12 "Valid Claim" shall mean a claim of an issued and unexpired patent that has not been held unenforceable, unpatentable or invalid by a court or other governmental agency of competent jurisdiction, and which has not been admitted to be invalid or unenforceable through reexamination, reissue, disclaimer or otherwise.

         1.13 "CaRDiMa Product" shall mean any CaRDiMa product or component (i) whose sale would in the absence of this Agreement infringe a Valid Claim of a patent within the Target Technology in the country for which such product or component is sold, or whose manufacture would in the absence of this Agreement infringe a Valid Claim of a patent within the Target

                     [*] CONFIDENTIAL TREATMENT REQUESTED

Technology in the country in which such product is manufactured, or (ii) that is made in accordance with or by use of Target Know-How.

         1.14 "Target Product" shall mean any Target product or component (i) whose sale would in the absence of this Agreement infringe a Valid Claim of a patent within the CaRDiMa Technology in the country for which such product or component is sold, or whose manufacture would in the absence of this Agreement infringe a Valid Claim of a patent within the CaRDiMa Technology in the country in which such product is manufactured, or (ii) that is made in accordance with or by use of CaRDiMa Know-How.

2.       License Grants.
         --------------

         2.1  Grant to CaRDiMa.
              ----------------

              (a) Target hereby grants to CaRDiMa an exclusive, royalty-free, worldwide license, with right to sublicense, to use the Target Technology in the CaRDiMa Field, and to make, have made, use and sell or otherwise distribute CaRDiMa Products for use within the CaRDiMa Field.

              (b) Target hereby grants to CaRDiMa a non-exclusive, royalty-free license, with right of sublicense, to use the Target Technology in the Cardiology Field and to make, use and sell or otherwise distribute CaRDiMa Products for use within the Cardiology Field; provided, however, that for all
                                              --------  -------
purposes of this Section 2.1(b), the Target Technology and CaRDiMa Products must include a Substantial Improvement.

         2.2  Grant to Target.  CaRDiMa hereby grants to Target an exclusive,
              ---------------
royalty-free, worldwide license, with right to sublicense, to use the CaRDiMa Technology in the Target Field, and to make, have made, use and sell or otherwise distribute Target Products for use within the Target Field.

3.       Proprietary Rights.
         ------------------

         Except as expressly set forth in this Agreement, CaRDiMa shall have no right, title and interest in and to the Target Technology. Except as expressly set forth in this Agreement, Target shall have no right, title and interest in and to the CaRDiMa Technology; provided, however, that Target or its licensors shall retain their right, title and interest in and to the Target Technology underlying the CaRDiMa Technology.

4.       Patent Issues.
         -------------

         4.1  Target Technology.   Target shall prosecute, in its sole
              -----------------
discretion and at its expense, patent applications within the Target Technology, and shall implement such procedures and undertake such actions as it deems necessary to protect the Target Technology against infringers, provided, that Target shall use reasonable precautions to prevent the unauthorized use or disclosure of Target Know-How. If CaRDiMa reasonably believes that Target is failing to pursue diligently any of such patent applications and, within 30 days after CaRDiMa's written request (or, if earlier, five days prior to the date that statutory or regulatory time periods for making necessary filings will expire), fails to initiate such actions as may be set forth in such request respecting the prosecution of any of such patent applications, or if Target abandons any such patent applications, CaRDiMa, at its expense, shall have the right to take such actions.

         4.2  CaRDiMa Technology. CaRDiMa shall prosecute, in its sole
              ------------------
discretion and at its expense, patent applications within the CaRDiMa Technology, and shall implement such procedures and undertake such actions as it deems necessary to protect the CaRDiMa Technology against infringers; provided, that CaRDiMa shall use reasonable precautions to prevent the unauthorized use or disclosure of CaRDiMa Know-How. If Target reasonably believes that CaRDiMa is failing to pursue diligently any of such patent applications and, within 30 days after Target's written request (or, if earlier, five days prior to the date that statutory or regulatory time periods for making necessary filings will expire), fails to initiate such actions as may be set forth in such request respecting the prosecution of any of such patent applications, or if CaRDiMa abandons any such patent applications, Target, at its expense, shall have the right to take such actions.

         4.3  Infringers of Patents and Know-How within the CaRDiMa Technology
              ----------------------------------------------------------------
Operating in the Target Field or Cardiology Field.  Target shall have the right
-------------------------------------------------
to noncontrolling representation by counsel of its choice, at its expense, in any action brought by CaRDiMa regarding the CaRDiMa Technology who are operating within the Target Field or Cardiology Field. CaRDiMa shall be entitled to retain all damages and other monies awarded in such action. In the event that CaRDiMa shall not have brought such an action against such an infringer, or obtained the discontinuance of such infringement, within ninety (90) days of receiving written notice by Target of such infringement, Target shall have the right, subject to CaRDiMa' approval, which shall not be unreasonably withheld, to enforce patents or rights to know-how within the CaRDiMa Technology against infringers of such patents or rights to know-how operating within the Target
Field or Cardiology Field.   CaRDiMa shall have the right to noncontrolling
representation by counsel of its choice, at its expense, in any action brought by Target against such infringers. Target shall be entitled to retain all damages and other monies awarded in such action.

         4.4  Infringers of Patents and Know-How within the Target Technology
              ---------------------------------------------------------------
Operating in the CaRDiMa Field or Cardiology Field.  CaRDiMa shall have the
--------------------------------------------------
right to noncontrolling representation by counsel of its choice, at its expense, in any action brought by Target regarding the Target Technology who are operating within the CaRDiMa Field or Cardiology Field. Target shall be entitled to retain all damages and other monies awarded in such action. In the event that Target shall not have brought such an action against such an infringer, or obtained the discontinuance of such infringement, within ninety (90) days of receiving written notice by Target of such infringement, CaRDiMa shall have the right, subject to Target's approval, which shall not be unreasonably withheld, to enforce patents or rights to know-how within the Target Technology against infringers of such patents or rights to know-how operating within the CaRDiMa Field or Cardiology Field. Target shall have the right to noncontrolling representation by counsel of its choice, at its expense, in any action brought by CaRDiMa against such infringers. CaRDiMa shall be entitled to retain all damages and other monies awarded in such action.

         4.5  Patent Counsel.  CaRDiMa shall retain as its principal patent
              --------------
counsel for purposes of filing patents relating to Target Technology for the three (3) year period following the Effective Date the same patent counsel retained by Target during such period; provided, however, that CaRDiMa shall have the ability to retain other patent counsel in the event that CaRDiMa believes, in good faith, that there exists or may exist a conflict of interest between CaRDiMa and Target with respect to the subject matter for which such separate counsel has been retained; and provided further that CaRDiMa may retain separate patent counsel at any time if approved in advance by Target, which approval shall not be unreasonably withheld.

5.       Technology Transfer.
         -------------------

         5.1  Training and Consultation Provided by Target.   Upon request by
              --------------------------------------------
CaRDiMa during a period of [***] after the Effective Date, Target shall provide up to [***] person-hours per calendar quarter of training or consultation without charge, at a site specified by CaRDiMa. Target shall use all reasonable efforts to provide any additional training or consultation requested by CaRDiMa at an hourly rate equal to [***] of the total hourly wage rate (excluding benefits) of the Target employees providing such additional training or consultation thereafter in such calendar quarter. After the conclusion of such [***], Target shall, for [***] thereafter, provide a mutually agreed upon amount of training or consultation to CaRDiMa at a site specified by CaRDiMa (which shall not be less than [***] per year). Such training or consultation shall be provided at an hourly rate equal to [***] of the total hourly wage rate (excluding benefits) of the Target employees providing such additional training or consultation. CaRDiMa shall bear the reasonable, preapproved travel, food and lodging expenses of Target employees providing such training and consultation at a site not owned, leased or rented by Target. Training and consultation may be provided by Target after the expiration of the [***] period specified above, upon terms mutually agreeable to both parties.

         5.2  Training and Consultation Provided by CaRDiMa.   Upon request by
              ---------------------------------------------
Target during a period of [***] after the Effective Date, CaRDiMa shall provide a mutually agreed upon amount of training or consultation to Target (which shall not be less than [***] hours per year) at a site specified by Target. Such training or consultation shall be provided at an hourly rate equal to [***] of the total hourly wage rate (excluding benefits) of the CaRDiMa employees providing such training or consultation. Target shall bear the reasonable, preapproved travel, food and lodging expenses of CaRDiMa employees providing such training and consultation at a site not owned, leased or rented by CaRDiMa. Training and consultation may be provided by CaRDiMa after the expiration of the [***] period set forth above, upon terms mutually acceptable to both parties.

         5.3  Technology Review Meetings.  During the term of this Agreement,
              --------------------------
Target and CaRDiMa shall meet on a quarterly basis to inform each other of additions and modifications to the Target Technology and CaRDiMa Technology, respectively.

6.       Warranty, Disclaimer.
         --------------------

         6.1 Target represents and warrants that (i) it has full right, power and authority to enter into this Agreement and to grant the rights granted to CaRDiMa hereunder, and (ii) it has not

                     [*] CONFIDENTIAL TREATMENT REQUESTED
entered into, and during the term of this Agreement will not enter into, any agreement with any third party that would conflict with the license granted to CaRDiMa herein.

         6.2 Target further represents and warrants that as of the Effective Date (i) to the best of its knowledge Target is the sole and exclusive owner of the Target Technology, or has the right to license such Target Technology to CaRDiMa, and (ii) it is not aware of any claim or any basis therefor that might render invalid the Target Patent Rights or limit use of the Target Know-How as provided in the license grant to CaRDiMa herein.

         6.3 CaRDiMa warrants that (i) it has full right, power and authority to enter into this Agreement and to carry out its obligations hereunder, and
(ii) it has not entered into, and during the term of this Agreement will not enter into, any agreement with any third party that would conflict with the license granted to Target herein.

7.       Intellectual Property Indemnity by Target.
         -----------------------------------------

         Target shall defend at its expense any action brought against CaRDiMa to the extent such action is based on a claim that the Target Technology, or any part thereof, infringes any United States copyright or trade secret owned by any third party, and Target shall pay any settlements consented to by CaRDiMa (which consent shall not be unreasonably withheld), and any costs, damages and attorneys' fees finally awarded against CaRDiMa in such action which are attributable to such claim; provided, the foregoing obligation shall be subject to CaRDiMa notifying Target promptly in writing of the claim, giving Target the exclusive control of the defense and settlement thereof, and providing all reasonable assistance in connection therewith. Notwithstanding the foregoing, Target shall not settle any such claim without the written consent of CaRDiMa, which shall not be unreasonably withheld. If the Target Technology, or any part thereof, are, or in the opinion of Target may become, the subject of any claim, suit or proceeding for infringement of any United States copyright or trade secret owned by a third party, or if it is adjudicatively determined that the use by CaRDiMa of the Target Technology, or any part thereof, is enjoined, then Target shall, at its expense, procure for CaRDiMa the right under such third party's copyright or trade secret to use the Target Technology. Target shall not be liable for any costs or expenses incurred without its prior written authorization. THE FOREGOING STATES THE ENTIRE LIABILITY AND OBLIGATION OF TARGET WITH RESPECT TO INFRINGEMENT OR CLAIMS OF INFRINGEMENT OF ANY
THIRD  PARTY INTELLECTUAL PROPERTY RIGHTS.

8.       Limitation of Liability.
         -----------------------

IN NO EVENT WILL EITHER PARTY HAVE ANY LIABILITY FOR ANY SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THESE LIMITATIONS WILL APPLY NOTWITHSTANDING THE FAILURE OF THE ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

9.       Confidential Information.
         ------------------------

         9.1  Confidential Information.  "Confidential Information" shall mean
              ------------------------
any proprietary information which is specifically designated as such, which is disclosed by either party to the other in any form in connection with this Agreement. Each party shall treat as confidential all Confidential Information provided by the other party, shall not use such Confidential Information except as expressly set forth herein or otherwise authorized in writing, shall implement reasonable procedures to prohibit the disclosure, unauthorized duplication, misuse or removal of the Confidential Information and shall not disclose such Confidential Information to any third party. Without limiting the foregoing, each of the parties shall use at least the same procedures and degree of care to prevent the disclosure of Confidential Information as it uses to prevent the disclosure of its own confidential information of like importance, and shall in any event use no less than reasonable procedures and a reasonable degree of care.

         9.2  Exceptions.  Notwithstanding the above, neither party shall have
              ----------
liability to the other with regard to any Confidential Information that:

              (i) was generally known and available in the public domain at the time it was disclosed, or becomes generally known and available in the public domain through no fault of the receiver;

              (ii) was known to the receiver at the time of disclosure as shown by the files of the receiver in existence at the time of disclosure;

              (iii) is disclosed with the prior written approval of the discloser;

              (iv) was independently developed by the receiver without any use of the Confidential Information and by employees or other agents of the receiver who have not been exposed to the Confidential Information, provided that the receiver can demonstrate such independent development by documented evidence prepared contemporaneously with such independent development;

              (v) becomes known to the receiver from a source other than the discloser without breach of this Agreement by the receiver and in a manner which is otherwise not in violation of the discloser's rights; or

              (vi) is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body; provided, that the receiver shall provide reasonable advance notice thereof to enable the discloser to seek a protective order or otherwise prevent such disclosure.

10.      Regulatory Approvals.
         --------------------

         CaRDiMa shall be responsible for, and shall bear the expenses of, obtaining all necessary regulatory approvals for CaRDiMa Products. Target shall be responsible for, and shall bear the expenses of, obtaining all necessary regulatory approvals for Target Products.

11.      Accountants.
         -----------

         CaRDiMa shall retain as its independent accountants for the three (3) year period following the Effective Date the firm of Ernst & Young for purposes of performing audits of the CaRDiMa financial statements.

12.      Labeling.
         --------

         CaRDiMa and Target agree to label CaRDiMa Products and Target Products, respectively, that are commercially distributed in any country in a manner that is consistent with the provisions of this Agreement and the laws of the country in which such products are distributed.

13.      Trademarks.
         ----------

         Neither party grants any license, right or interest relating to any trademarks, service marks, names and logos that it may own or adopt from time to time, to the other party, except as set forth in Section 3.3.2 of the Intercompany Agreement between the parties of even date herewith.

14.      Term, Termination.
         -----------------

         14.1 Term.  This Agreement shall become effective as of the Effective
              ----
Date and shall continue in force, unless earlier terminated in accordance with this Section 14, until the expiration or invalidation of all claims of patents within the Target Technology and/or the CaRDiMa Technology.

         14.2 Termination for Cause.  This Agreement may be terminated by either
              ---------------------
party upon written notice if the other party (i) breaches any material term or condition of this Agreement and fails to remedy the breach within thirty (30) days after being given written notice thereof, or (ii) is dissolved or liquidated or the assets and/or business of such party shall be placed in the hands of a trustee, receiver or assignee for the benefit of creditors, unless such act is reversed within 90 days. In addition, this Agreement may be terminated upon written notice (a) by CaRDiMa, if Target ceases to be actively engaged in business for a period of twelve (12) months, or (b) by Target, if CaRDiMa ceases to be actively engaged in business in the CaRDiMa Field and the Cardiology Field for a period of twelve (12) months.

         14.3 Return of Materials.  Within ten (10) days after the expiration or
              -------------------
termination of this Agreement, each party shall return any Confidential Information received from the other party.

         14.4 Effect of Termination.  The provisions of Sections 1, 3, 6, 7, 8,
              ---------------------
9, 13, 14.3 and 15 shall survive the termination or expiration of this Agreement.

15.      Target Covenant.
         ---------------

         In the event that Target Patent Rights include any rights obtained by Target from third-party licensors ("In-Licensed Rights") and, during the term of this Agreement, Target determines to let any of such In-Licensed Rights terminate or expire, Target shall promptly notify CaRDiMa of any such decision and shall use its reasonable efforts to assist CaRDiMa, at CaRDiMa's request and expense, in negotiations with the licensor of such In-Licensed Rights with the objective of obtaining for CaRDiMa the ability to use such In-Licensed Rights on terms substantially similar to those granted to Target. In the event that negotiations to provide for such direct relationship between CaRDiMa and the licensor are not successful, Target shall, to the extent permissible under the terms of the license, assign the In-Licensed Rights to CaRDiMa so long as Target can be reasonably assured that it shall have no ongoing obligations or liability after the date of such assignment whether by operation of law, indemnity or otherwise. Nothing contained in this Section 15 shall be construed to impose upon Target any obligation to refrain from terminating any such third -party license agreement or take any particular steps, other than as described above, to make such In-Licensed Rights available to CaRDiMa.

16.      Miscellaneous.
         -------------

         16.1 Governing Law.  This Agreement shall be governed by and
              -------------
interpreted under the laws of the State of California, without regard to conflict of laws provisions.

         16.2 Arbitration.  Any dispute or claim arising out of or in connection
              -----------
with this Agreement will be finally settled by binding arbitration in San Jose, California, under the Rules of Arbitration of the American Arbitration Association, by one arbitrator appointed in accordance with said rules. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief without breach of this arbitration provision.

         16.3 Solicitation.  After the Effective Date, CaRDiMa may conduct
              ------------
employment negotiations with Target employees on a list finalized and approved by Target as of the Effective Date. Except as set forth in the preceding sentence, during the term of this Agreement CaRDiMa shall not solicit employees of Target to leave Target's employ and commence employment at CaRDiMa, and Target shall not solicit employees of CaRDiMa to leave CaRDiMa' employ and commence employment at Target.

         16.4 Non-Competition.
              ---------------

         (a) Target hereby covenants and agrees that it will not, without approval by CaRDiMa:

              (i) Conduct material research or development efforts for products in the CaRDiMa Field;

              (ii)  Make or sell products in the CaRDiMa Field; or

              (iii) Acquire any other entity the majority of whose revenues or research and development expenses are derived from or devoted to products in the CaRDiMa Field;

         (b) CaRDiMa hereby covenants and agrees that it will not, without approval by Target:

              (i) Conduct material research or development efforts for products in the Target Field;

              (ii)  Make or sell products in the Target Field;

              (iii) Acquire any other entity the majority of whose revenues or research and development expenses are derived from or devoted to products in the Target Field;

              (iv) Sell products, other than products utilizing Target Technology, in the field described in subsection (b) of the definition of CaRDiMa Field, without first notifying Target of the decision to sell such products and negotiating in good faith with Target for at least 90 days prior to negotiating with any third party (or initiating direct sales to consumers) with the objective of granting to Target distribution rights with respect to such products; or

              (v) Sell products utilizing Target Technology in the field described in subsection (b) of the definition of CaRDiMa Field, without

                    (A) if selling to a third party distributor, first notifying Target of the decision to sell such products and the terms and conditions under which such products are to be sold (the "Terms") and offering Target the opportunity to accept or reject the Terms within 30 days from the date of receipt of such notice, after which time if Target shall reject or not accept the Terms, CaRDiMa shall be free to offer the Terms to third parties; provided, however, that CaRDiMa shall not offer more favorable Terms to any such third party without first following Target's notice and refusal rights set forth herein; or

                    (B) if selling directly to the consumer, paying to Target a fee equal to [***] of the difference between the actual selling price for such product and CaRDiMa's fully burdened cost of producing and selling such product (calculated in CaRDiMa's standard manner of calculating such fully burdened costs) with such payment to be made within 30 days after the end of each month in which such sales occur.

         16.5 Force Majeure.  If the performance of this Agreement or any
              -------------
obligations hereunder is prevented, restricted or interfered with by reason of fire or other casualty or accident, strikes or labor disputes, war or other violence, any law, order, proclamation, ordinance, demand or requirement of any government agency, or any other act or condition beyond the control of the parties hereto, the party so affected, upon giving prompt notice to the other party, shall be excused from such performance (other than the obligation to pay money) during such prevention, restriction or interference.

         16.6 Assignment.  Each party hereto may assign its rights or
              ----------
obligations under this Agreement without the prior written consent of the other party, provided that prior to the effective date of such assignment the assignee enters into an agreement with the nonassigning party which contains terms and conditions identical to the terms and conditions of this Agreement.

                     [*] CONFIDENTIAL TREATMENT REQUESTED

         16.7   Notices.  All notices, requests, consents and other
                -------
communications under this Agreement shall be in writing and (i) delivered by hand, or (ii) mailed by first class registered mail, return receipt requested, postage prepaid, or (iii) sent via facsimile transmission, or (iv) shipped through a private courier system designated for overnight delivery, and shall be addressed as follows:

                        To Target:

                        President and CEO
                        47201 Lakeview Boulevard
                        Fremont, CA 94538-5210
                        (510) 440-7700 - phone
                        (510) 440-7630 - fax

                        To CaRDiMa:

                        President and CEO
                        47201 Lakeview Boulevard
                        Fremont, CA 94538-5210
                        (510) 440-7700 - phone
                        (510) 440-7630 - fax

or to such other address or person as the parties may from time to time designate by written notice delivered as specified above to the other. Notices shall be effective upon tender, if delivered by hand, three (3) days after mailing if mailed by first class mail, one (1) day after mailing if sent by private overnight courier, or on the day of transmission if sent by facsimile.

         16.8   Severability.  In the event that any provision of this Agreement
                ------------
becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

         16.9   Waiver.  The failure of either party to enforce at any time the
                ------
provisions of this Agreement shall in no way be constituted to be a present or future waiver of such provisions, and shall not in any way affect the right of either party to enforce each and every such provision thereafter.

         16.10  Independent Contractors.  The relationship of Target and CaRDiMa
                -----------------------
hereunder is that of independent contractors, and nothing herein shall be construed to (i) give either party the right to direct or control the day-to-day activities of the other, or (ii) constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking.

         16.11  Entire Agreement.  The terms and conditions herein contained
                ----------------
constitute the entire agreement between the parties and supersede all previous agreements and understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof, and no agreement or understanding varying or extending the same shall be binding upon either party hereto unless in a written document signed by both parties.

         16.12  Section Headings.  The section headings contained in this
                ----------------
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         16.13  Counterparts.  This Agreement may be executed in two or more
                ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

         16.14  Public Announcements.  Neither party shall make any initial
                --------------------
public disclosure or publicity release pertaining to the existence of this Agreement, the subject matter hereof, or any of the transactions related hereto without the prior consent of the other party; provided, however, that upon notice to the other party's legal counsel, each party shall be permitted to make such disclosures to the public or to governmental agencies as its legal counsel shall deem necessary to comply with any applicable laws. Without limiting the foregoing, the parties currently anticipate that initial public disclosure by the parties of this Agreement and the transactions related hereto shall take place on May 12, 1993.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by duly authorized officers or representatives as of the date first above written.



TARGET THERAPEUTICS, INC.                CARDIMA, INC.


By: /s/ TARGET THERAPEUTICS, INC.        By: /s/ CARDIMA, INC.
    -------------------------------          -------------------------------

Name:                                    Name:
      ----------------------------             -----------------------------

Title:                                   Title:
       ---------------------------              ----------------------------